NOTICE OF GRANT OF OPTION AWARD
(NON-EMPLOYEE DIRECTORS)

LEIDOS HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN
Leidos Holdings, Inc. (the “Company”) hereby grants this Option Award (the “Award”) as set forth in this Notice of Grant of Option Award (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Company’s 2017 Omnibus Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Option Award (the “Terms”). Together, this Notice, the attached Terms and all exhibits and appendices hereto constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Award Details:     The Grantee’s name, the number of shares of Stock with respect to which the Option is awarded, the Option Price and the Grant Date can be found in the Grant Summary located in the electronic stock plan award administration system maintained by the Company or its designee that contains a link to this Agreement (which summary information is set forth in the appropriate records of the Company authorizing such award). The Option is a Non-qualified Stock Option.

Vesting Schedule: Subject to the terms of the Plan and this Agreement, the Option shall become vested and exercisable on the earlier of (i) the first-year anniversary of the Grant Date, or (ii) the date the annual meeting of stockholders of the Company following the Grant Date is concluded (the “Vesting Date”), provided the Grantee does not have a Separation from Service prior to the Vesting Date. Exhibit A to this Notice sets forth the terms and provisions regarding treatment of the Award upon Separation form Service. The Option shall not become vested and exercisable following the Grantee’s Separation from Service except as otherwise expressly provided in Exhibit A to this Notice or as otherwise provided pursuant to the terms of the Plan.

Expiration Date: The expiration date of the Option (the “Expiration Date”) is the ______ anniversary of the Grant Date. The Option may terminate earlier than the Expiration Date as set forth in Exhibit A to the Notice in connection with the Grantee’s Separation from Service.

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Option (Non-Employee Director)

EXHIBIT A

Separation from Service and Change in Control

(a)    Impact on Vesting of Separation from Service; Change in Control. If the Grantee has a Separation from Service before any of the vesting date(s) specified under “Vesting Schedule” in the Notice, then any unvested portion of the Option shall become vested and exercisable or shall be canceled depending on the reason for Separation from Service as follows:

(i)    Death or Disability. If the Grantee has a Separation from Service due to the Grantee’s death or Disability, any unvested portion of the Option shall become immediately vested and exercisable as of the date of such Separation from Service. In addition, in the event of the Grantee’s death after Separation from Service due to Special Retirement, any portion of the Option that had not yet become vested and exercisable in accordance with the schedule set forth under “Vesting Schedule” in the Notice shall become immediately vested and exercisable as of the date of such death. Following the Grantee’s death, the Option may be exercised only by the executor or administrator of the Grantee’s estate or, if there is none, the person entitled to exercise the Option under the Grantee’s will or the laws of descent and distribution. Following the Grantee’s Separation from Service due to Disability, if a guardian or conservator has been appointed to act for the Grantee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Grantee.

(ii)    Special Retirement. If the Grantee has a Separation from Service due to Special Retirement, the Option shall continue to become vested and exercisable in accordance with the schedule set forth under “Vesting Schedule” in the Notice as if the Grantee had not had a Separation from Service, but provided that the Grantee complies with the requirements of Section 6(m) of the Terms (regarding compliance with post-employment covenants).

(iii)    Change in Control. Notwithstanding anything in this Agreement to the contrary but subject to the provisions of Section 15.3.1(i) of the Plan, if (A) a Change in Control occurs and (B) the Grantee has a Change in Control Termination, then any unvested portion of the Option shall become immediately vested and exercisable as of the date of such Change in Control Termination.

(iv)      Any other Separation from Service. If the Grantee has a Separation from Service for any reason other than as specified in subparagraphs (i) through (iii) above, any portion of the Option that was not vested and exercisable pursuant to the schedule specified under “Vesting Schedule” in the Notice as of the date of the Separation from Service shall be immediately canceled as of the date of Separation from Service.

(b)    Impact on Exercise Period of Separation from Service.

(i)    General Rule. Subject to clauses (ii) and (iii) below, to the extent the Option is vested and exercisable as of the date of the Grantee’s Separation from Service, it shall remain exercisable until the earlier of (A) the 90th day after the date of Separation from Service or (B) the Expiration Date.

(ii)    Special Retirement. Notwithstanding the foregoing and subject to the provisions of clause (iii) below, in the event of Separation from Service by reason of Special Retirement, the Option, to the extent vested and exercisable, shall remain exercisable until the Expiration Date, provided that the Grantee complies with the requirements of Section 6(m) of the Terms (regarding compliance with post-employment covenants). Notwithstanding the foregoing but subject to the provisions of clause (iii) below, if the Grantee fails to comply with the requirements of Section 6(m) of the Terms, the portion of the Option that was vested and exercisable as of the date of the Grantee’s Separation from Service shall

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Option (Non-Employee Director)

remain exercisable until the earlier of (A) the 90th day after the date of Separation from Service or (B) the Expiration Date.

(iii)    Cause. Notwithstanding the foregoing, in the event that the Grantee’s Separation from Service is for Cause (including a determination by the Company after the date of the Separation from Service that circumstances constituting Cause existed at the time of Separation from Service), any outstanding portion of the Option, whether or not previously vested, shall be immediately cancelled as of the date of such Separation from Service.

(c)    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” means Service-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company or any of its employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Board. “Cause” shall not require that a civil judgment or criminal conviction has been entered against or guilty plea shall have been made by the Grantee regarding any of the matters referred to in the previous sentence. Accordingly, the Board shall be entitled to determine “Cause” based on the Board’s good faith belief. If the Grantee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such belief.
“Change in Control Termination” means the Grantee’s Separation from Service on or within two years after a Change in Control if such Separation from Service is by action of the Company.

“Disability” means the status of disability determined conclusively by the Company based upon certification of disability by the Social Security Administration or, to the extent compliant with Section 409A, upon such other proof as the Company may require, effective upon receipt of such certification or other proof by the Company. Notwithstanding the foregoing, if the Grantee is eligible for Special Retirement as of the date of a Separation from Service due to Disability, the Separation from Service will be treated as Special Retirement and not Separation from Service due to Disability.

“Special Retirement” means the Grantee’s Separation from Service for any reason other than death (A) after the Grantee has reached the applicable mandatory retirement age applicable to Non-Employee Directors or (B) at the end of a term of office if the Grantee is not nominated for a successive term of office on account of the fact that the Grantee would have reached the applicable mandatory retirement age during such successive term of office, regardless of years of service with the Company. Notwithstanding the foregoing, if the Grantee’s Separation from Service during the two-year period following a Change in Control could be treated as either a Special Retirement or a Change in Control Termination, it shall be treated as a Change in Control Termination to the extent permitted by Section 409A.

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Option (Non-Employee Director)

LEIDOS HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN

TERMS AND CONDITIONS OF OPTION AWARD

The Option Award (the “Award”) granted by Leidos Holdings, Inc. (the “Company”) to the Grantee specified in the Notice of Grant of Option Award (the “Notice”) to which these Terms and Conditions of Option Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. The Notice and these Terms (including any exhibits or appendices) together constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Grantee. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes of these Terms, any reference to the Company shall include a reference to any Subsidiary.

1.	Grant of Option.

(a)    As of the Grant Date set forth in the Notice, Leidos Holdings, Inc. grants to the Grantee an Option to purchase a number of shares of Stock set forth in the Notice and Grant Summary, subject to the terms and conditions of the Plan and this Agreement.

(b)    The Option shall become vested and exercisable in accordance with the schedule set forth in the Notice.

(c)    The Option shall terminate upon the earlier to occur of:  (i) the Expiration Date set forth in the Notice; or (ii) the expiration of the applicable period following Separation from Service as set forth in the Notice. The Company shall have no obligation to provide the Grantee with notice of termination or expiration of the Option.

(d)    Unless otherwise expressly provided in the Notice, the Option shall be a Non-qualified Stock Option.

2.
Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested and exercisable, shall be exercised pursuant to procedures established by the Committee, which may include electronic or voice procedures as may be specified by the Committee and which may include a requirement to acknowledge this Agreement prior to exercise. Acceptable forms and methods of payment to exercise the Option may include (i) by cashier’s check, money order or wire transfer; (ii) by a cashless exercise procedure; or (iii) by tendering shares of Stock acceptable to the Committee valued at their Fair Market Value as of the date of exercise. No shares of Stock shall be issued pursuant to the exercise of the Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the shares of Stock shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such shares. Until such time as the Option has been duly exercised and shares of Stock have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such shares and shall not be entitled to receive dividends or other distributions with respect thereto.

3.	Responsibility for Taxes.

(a)    Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee

Option (Non-Employee Director)

acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or exercise of the Option or the subsequent sale of shares of Stock acquired upon exercise; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.
(b)    Prior to exercise of the Option, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of the shares of Stock. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of shares of Stock that the Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold shares of Stock otherwise issuable upon exercise of the Option in an amount necessary to satisfy the withholding obligation for Tax-Related Items. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Stock upon exercise of the Option if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 3.

4.
Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

5.
Regulatory Restrictions on the Shares Issued Upon Exercise. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of shares of Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

6.	Non-Solicitation and Non-Competition.
(a)    Applicability. The provisions of this Section 6 apply to Awards made to employees of the Company, and not Awards made to Non-Employee Directors.

(b)    Solicitation of Employees. The Grantee agrees that, both while in Service and for one year after Separation from Service, the Grantee will not solicit or attempt to solicit any employee of the Company to leave his or her employment or to violate the terms of any agreement or understanding that employee may have with the Company. The foregoing obligations apply to both the Grantee’s direct and indirect actions, and apply to actions intended to benefit the Grantee or any other person, business or entity.

Option (Non-Employee Director)

(c)          Solicitation of Customers. The Grantee agrees that, for one year after Separation from Service, the Grantee will not participate in any solicitation of any customer or prospective customer of the Company concerning any business that:

(i)involves the same programs or projects for that customer in which the Grantee was personally and substantially involved during the 12 months prior to Separation from Service; or
(ii)has been, at any time during the 12 months prior to Separation from Service, the subject of any capture effort, bid, offer or proposal activity by the Company in respect of that customer or prospective customer, or any negotiations or discussions about the possible performance of services by the Company to that customer or potential customer, in which the Grantee was personally and substantially involved.

In the case of a governmental, regulatory or administrative agency, commission, department or other governmental authority, the customer or prospective customer will be determined by reference to the specific program offices or activities for which the Company provides (or may reasonably provide) goods or services.

(d)    Non-Competition. To the extent allowed by and consistent with applicable law, the Grantee agrees that, for one year after Separation from Service, the Grantee will not, directly or indirectly, on behalf of the Grantee or any other person or entity other than the Company, perform on any program, or provide oversight on any program, product, or service: (i) that would cause the Grantee to use, disclose, or access confidential or proprietary Company information; and/or (ii) with which Recipient was personally and substantially involved during the 12 months prior to Separation from Service, or that is competitive with any such program, product, or service; and/or (iii) that is associated with any program, product or service that was the subject of any capture effort, bid, offer or proposal activity by the Company in which the Grantee was personally and substantially involved during the 12 months prior to Separation from Service.

(e)    Remedies. The Grantee acknowledges and agrees that a breach of any of the promises or agreements contained in this Section 6 will result in immediate, irreparable and continuing damage to the Company for which there is no adequate remedy at law, and the Company will be entitled to injunctive relief, a decree for specific performance, and other relief as may be proper, including money damages.

7.	Miscellaneous.

(a)    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)    Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

Option (Non-Employee Director)

(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f)    Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Fairfax County, Virginia and no other venue.

(g)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(h)    Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.
(i)    No Right to Continued Employment. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(j)    Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(k)    Additional Acknowledgments. By accepting this Award, the Grantee acknowledges and agrees that this Award is subject to the general terms applicable to Awards granted to employees outside the U.S. set forth in the Appendix A hereto. Appendix A constitutes part of this Agreement. Please review the provisions of Appendix A carefully, as this Award will be null and void absent the Grantee’s acceptance of such provisions. Leidos Holdings, Inc. reserves the right to impose other requirements on the Award to the extent that Leidos Holdings, Inc. determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Option (Non-Employee Director)

(l)    Recovery of Compensation. In accordance with Section 3.3 of the Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) the Company’s compensation recoupment policy adopted on June 18, 2009, as in effect from time to time (the “Compensation Recoupment Policy”), all to the extent determined by the Committee to be applicable to the Grantee.

(m)    Restrictive Covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Grantee has materially breached any employment-related covenants, including the covenants set forth in Section 7 above (if applicable to the Grantee), the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Grantee in its sole discretion some or all of the shares of Stock (or proceeds received by the Grantee from such shares of Stock) issued to the Grantee upon exercise pursuant to this Agreement. The Grantee recognizes that if the Grantee breaches any such covenants, the losses to the Company may amount to the full value of any shares of Stock issued to the Grantee upon exercise pursuant to this Agreement.

(n)    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Option (Non-Employee Director)